UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01

Regulation FD Disclosure.

Attached as Exhibit 99.1 to this report is a press release dated March 8, 2007.  Such exhibit is being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.

Description

99.1

Press Release dated March 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: March 9, 2007

By:

/s/ Sunil Amin

Sunil Amin

Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

1.1

Press Release dated March 8, 2007

EXHIBIT 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

Visiphor Announces King County RAIN Phase II Completion

VANCOUVER, CANADA, March 8th, 2007 – Visiphor Corporation (“Visiphor”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announced today that it has successfully completed phase II of the King County Regional Automated Information Network (RAIN).  With this next step completed, Investigators in King County are now able to take advantage of enhanced searching capability and mapping of crime data.

Visiphor’s initial project with King County established RAIN, allowing law enforcement personnel to access criminal activity data in real time from any participating law enforcement agency within the network. As a result, information captured by any agency within RAIN becomes immediately available to all officers in the region. Combining such cross-jurisdictional data sharing capabilities with the recent addition of Visiphor’s impressive crime analytics tools, King County law enforcement officials are better able to achieve a higher and more cost-effective level of fighting crime. Moving forward, Visiphor and King County will continue to build RAIN by including King County Jail mugshots to enhance the facial recognition capabilities already contained within RAIN. Also, as part of RAIN Phase II, Visiphor completed a project to expand contribution of RAIN data from an additional 14 RAIN agencies to the highly publicized U.S. Navy LInX network.

“Since the tragedy of September 11th, police chiefs and the sheriff of King County have made information sharing a top priority,” reported Chief Denise Turner, Chair of the RAIN Governance Committee. “Through mutual commitment and an extraordinary partnership with Visiphor, we have been able to build an impressive system that helps the patrol officer and detective more efficiently investigate and solve crime, and detect criminal activity patterns that aid in crime/terrorism prevention strategies. RAIN is the first real-time, computer-based tool that police have had available to them; we continue to see results every day with RAIN and LInX.”

Oliver “Buck” Revell Visiphor’s Chairman and former Associate Director of the FBI adds, “The rapidity with which these new features have been added to RAIN underlines the value of Visiphor’s technology to the justice serving community. This system has become a showcase example for a federated solution to the problem connectioning data from disparate law enforcement systems.”

Replacement Options Issued to Insiders

The Company granted a total of 204,089 options to officers and directors of the Company at an exercise price of $0.085 with an expiry date of March 5, 2010. These options replace the same number of options that expired on March 4, 2007.  One third of these options will vest immediately, one third will vest one year from the date of grant, and the final third will vest two years from the date of grant. The common shares underlying the options will have a four month hold period that expires on July 5, 2007.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The Company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (“SOA”), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

Visiphor is a Microsoft Gold Certified Partner. For information about Visiphor or the Company’s products and services, please visit www.visiphor.com.

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ON BEHALF OF THE BOARD OF DIRECTORS

“Oliver ‘Buck’ Revell”
Chairman, Visiphor Corporation

Media and Investor Inquiries:

Roy Trivett - CEO

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 234

E-mail: roy.trivett@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.